                                                               Exhibit 4.3

                          OCULEX PHARMACEUTICALS, INC.


                          REGISTRATION RIGHTS AGREEMENT


                                 MARCH __, 1997

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
I.  GENERAL.......................................................................................................1
         1.1      Definitions.....................................................................................1

II.  REGISTRATION.................................................................................................2
         2.1      Demand Registration.............................................................................2
         2.2      Piggyback Registrations.........................................................................3
                  2.2.1    Underwriting...........................................................................3
                  2.2.2    Right to Terminate Registration........................................................3
         2.3      Expenses of Registration........................................................................3
         2.4      Obligations of the Company......................................................................3
         2.5      Termination of Registration Rights..............................................................4
         2.6      Delay of Registration; Furnishing Information...................................................4
         2.7      Indemnification.................................................................................4
         2.8      Assignment of Registration Rights...............................................................6
         2.9      Amendment of Registration Rights................................................................6
         2.10     "Market Stand-Off" Agreement....................................................................7

III.  MISCELLANEOUS...............................................................................................7
         3.1      Governing Law...................................................................................7
         3.2      Survival........................................................................................7
         3.3      Successors and Assigns..........................................................................7
         3.4      Severability....................................................................................7
         3.5      Amendment and Waiver............................................................................7
         3.6      Delays or Omissions.............................................................................8
         3.7      Notices.........................................................................................8
         3.8      Attorneys' Fees.................................................................................8
         3.9      Titles and Subtitles............................................................................8
         3.10     Counterparts....................................................................................8
         3.11     Entire Agreement................................................................................8


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                          OCULEX PHARMACEUTICALS, INC.

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the _____ day of March, 1997, by and between OCULEX PHARMACEUTICALS, INC., a California corporation (the "Company") and TJOA THIAN SONG, (the "Investor").

                                    RECITALS

         WHEREAS, the Company sold to Investor One Million Thirty Four Thousand Four Hundred Eighty Three (1,034,483) shares of its Series B Preferred Stock ("Series B Preferred") in a Stock Purchase Agreement dated June 25, 1996, by and between the Company and the Investor (the "Purchase Agreement"); and

         WHEREAS, the Company wishes to grant registration rights to the Investor in consideration for a Market Stand-Off Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                                  I. GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities.

         "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses.


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         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "SHARES" shall mean the Company's Series B Preferred issued pursuant to the Purchase Agreement.

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.


                               II. REGISTRATION

         2.1      DEMAND REGISTRATION.

                  2.1.1 If the Company shall receive a written request from the Investor that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $5,000,000, then the Company shall use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered.

                  2.1.2 The Company shall not be required to effect a registration pursuant to this Section 2.1:

                          (i)    prior to the third anniversary of the date of
this Agreement; or

                          (ii)   after the Company has effected one
registration pursuant to this Section 2.1, and such registration has been declared or ordered effective; or

                          (iii)  during the period starting with date of
filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

                          (iv)   if within thirty (30) days of receipt of a
written request from the Investor pursuant to Section 2.1.1, the Company gives notice to the Investor of the Company's intention to make its Initial Offering within ninety (90) days; or

                          (v)    if the Company shall furnish to the Investor
a certificate stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Investor; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

         2.2 PIGGYBACK REGISTRATIONS. The Company shall notify the Investor in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or

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other transactions under Rule 145 of the Securities Act) and will afford the
Investor an opportunity to include in such registration statement all or part of such Registrable Securities held by the Investor. If the Investor desires to include in any such registration statement all or any part of the Registrable Securities held by the Investor, Investor shall, within fifteen
(15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Investor. If the Investor decides not to include all of his Registrable Securities in any registration statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  2.2.1 UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Investor. In such event, the right of the Investor to be included in a registration pursuant to this Section 2.2 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that the inclusion of the Registrable Securities would jeopardize the successful sale of such other securities proposed to be sold by such underwriter or underwriters, the Company shall not be obligated to include the Registrable Securities in the registration.

                  2.2.2 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not the Investor has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.3 hereof.

         2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 or any registration under Section 2.2 herein shall be borne by the Company. All Investor related Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Investor. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1, the request of which has been subsequently withdrawn by the Investor unless the withdrawal is based upon material adverse information concerning the Company of which the Investor was not aware at the time of request or the Investor agrees to forfeit the demand registration right pursuant to Section 2.1.

         2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  2.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective.

                  2.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.


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                  2.4.3   Furnish to the Investor such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as he may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

                  2.4.4 Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  2.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  2.4.6 Notify the Investor of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect three (3) years after the date of the Company's Initial Offering. In addition, the Investor's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) the Investor (together with his affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (iii) all Registrable Securities held by and issuance to the Investor may be sold under Rule 144 during any ninety (90) day period.

         2.6      DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  2.6.1 The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  2.6.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that the Investor shall furnish to the Company such information regarding himself, the Registrable Securities held by him and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

                  2.7.1 To the extent permitted by law, the Company will indemnify and hold harmless the Investor, against any losses, claims, damages, or liabilities (joint or several) to which he may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the


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following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities
Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse the Investor for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor.

                  2.7.2 To the extent permitted by law, the Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor under an instrument duly executed by the Investor and stated to be specifically for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by the Investor.

                  2.7.3 Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time


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of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                  2.7.4   If the indemnification provided for in this Section
2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                  2.7.5   The obligations of the Company and Holders under this
Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Securities is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holders offering securities thereunder, the indemnification and/or contribution obligations of the Company and the Holders hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.

         2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which acquires at least five hundred thousand (500,000) shares of Registrable Securities (adjusted for stock splits and combinations); provided however,
(A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.9    AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 2 may be amended or terminated and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment, termination or waiver effected in accordance with this Section 2.8 shall be binding upon the Investor and the Company. By acceptance of any benefits under this Section 2, the Investor hereby agrees to be bound by the provisions hereunder.

         2.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company as the representative of the underwriters of Common Stock (or other securities) of the Company, the Investor shall not sell or otherwise transfer or dispose of any Shares or Common Stock (or other securities) of the Company held by the Investor (other than those included in the registration) for a

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

period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided however, that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                              III. MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to principles of conflicts of laws thereof.

         3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.5      AMENDMENT AND WAIVER.

                  3.5.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Investor.

                  3.5.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Investor under this Agreement may be waived only with the written consent of the Investor.

                  3.5.3 Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

         3.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to the Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on Investor's part of any breach, default or noncompliance under the Agreement or any waiver on Investor's part of any provisions or conditions

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

of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Investor, shall be cumulative and not alternative.

         3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         3.11 ENTIRE AGREEMENT. This Agreement, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth above.



COMPANY:                                                    INVESTOR:

OCULEX PHARMACEUTICALS, INC.                TJOA THIAN SONG



By: /s/ Jerry B. Gin                         By: /s/ Tjoa Thian Song
   -------------------------------              -------------------------------
         President                                     Tjoa Thian Song


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